Exhibit 3.74
CERTIFICATE OF LIMITED PARTNERSHIP
OF
MPT OF GARDEN GROVE HOSPITAL, L.P.
TO THE DELAWARE SECRETARY OF STATE:
     This Certificate of Limited Partnership, dated as of June 24, 2008, has been duly executed and is filed pursuant to provisions of the Delaware Revised Uniform Limited Partnership Act, delaware code annotated, Section 17-101 et seq. (the “Act”) to form a limited partnership under the Act.
     1. Name. The name of the limited partnership (the “Partnership”) is:
MPT of Garden Grove Hospital, L.P.
     2. Registered Office; Registered Agent. The mailing address of the Partnership’s registered office required to be maintained by
Section 17-104 of the Act is 160 Greentree Drive, Suite 101, Dover, Delaware 19904. The name of the Partnership’s registered agent for service of process at such address is National Registered Agents, Inc..
     3. General Partner. The name and business mailing address of the sole general partner of the Partnership are:
MPT of Garden Grove Hospital, LLC
1000 Urban Center, Suite 501
Birmingham, Alabama 35242
     IN WITNESS WHEREOF, the undersigned sole general partner of the Partnership has executed this Certificate of Limited Partnership as of the date first written above.

MPT of Garden Grove Hospital, LLC,
Sole General Partner

By:	MPT Operating Partnership L.P.,
Its:	Sole Member

By:	/s/ Michael G. Stewart
Michael G. Stewart
Its:	Executive Vice President, General Counsel and Secretary

June 25, 2008
Department of State
Division of Corporations
401 Federal Street, Suite 4
Dover, Delaware 19901

Re:	Consent to Use Names:
MPT of Garden Grove Hospital, L.P. and MPT of Garden Grove MOB, L.P.
Dear Sir or Madam:
I am the Executive Vice President, General Counsel and Secretary of MPT Operating Partnership, L.P., a Delaware limited partnership and sole member of MPT of Garden Grove Hospital, LLC and MPT of Garden Grove MOB, LLC, which are, respectively, the sole general partners of the above-referenced limited partnerships.
As such duly elected officer, of MPT Operating Partnership, L.P., I am hereby authorized to grant consent on behalf of MPT of Garden Grove Hospital, LLC and MPT of Garden Grove MOB, LLC for the above referenced limited partnerships to operate in the State of Delaware under such names.

Sincerely,

/s/ MICHAEL G. STEWART
MICHAEL G. STEWART
Executive Vice President, General Counsel and Secretary of MPT Operating Partnership, L.P.
Medical Properties Trust, Inc.
1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242
205.969.3755, Fax 205.969.3756, www.medicalpropertiestrust.com